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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants of Destia Communication, Inc., we hereby consent to the use of our report dated February 2, 1999 (and to all references to our Firm) included in or made a part of Viatel, Inc.'s amended Registration Statement on Form S-3.

                                        Arthur Andersen LLP

New York, New York
September 7, 2000